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CUSIP No. 073308 10 8

                                                                       Exhibit I
                                    AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of BeFree, Inc.

         EXECUTED as a sealed instrument this 10th day of February, 2000.


                                            MATRIX PARTNERS V, L.P.



                                            By:  Matrix V Management Co., L.L.C.
                                                 General Partner



                                                 By:    /s/ W. Michael Humphreys
                                                     W. Michael Humphreys
                                                     Managing Member


                                            MATRIX V ENTREPRENEURS FUND, L.P.


                                            By:  Matrix V Management Co., L.L.C.
                                                 General Partner



                                                 By:    /s/ W. Michael Humphreys
                                                     W. Michael Humphreys
                                                     Managing Member



                                            MATRIX V MANAGEMENT CO., L.L.C.



                                                 By:    /s/ W. Michael Humphreys
                                                     W. Michael Humphreys
                                                     Managing Member



                                                     /s/ W. Michael Humphreys
                                                     W. Michael Humphreys